EXHIBIT A

As of August 29, 2024

Roundhill S&P Dividend Monarchs ETF

Roundhill Bitcoin Covered Call Strategy ETF

Roundhill S&P 500 0DTE Covered Call Strategy ETF

Roundhill Innovation-100 0DTE Covered Call Strategy ETF

Roundhill Daily 2X Long Magnificent Seven ETF

Roundhill Daily Inverse Magnificent Seven ETF

Roundhill Daily 2X Inverse Magnificent Seven ETF

Roundhill GLP-1 & Weight Loss ETF

Roundhill S&P 500 Target 10 Managed Distribution ETF

Roundhill S&P 500 Target 20 Managed Distribution ETF

Roundhill Ether Covered Call Strategy ETF

Roundhill Small Cap 0DTE Covered Call Strategy ETF

Roundhill China Dragons ETF

A-1